Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Offering of Series B Cumulative Redeemable Perpetual Preferred Stock

New York, November 20, 2019 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced the launch of an underwritten public offering of its Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”), under its existing shelf registration statement. The underwriters are expected to be granted a 30-day option to purchase up to an additional amount of shares of Series B Preferred Stock. The Company will apply to list the shares of Series B Preferred Stock on the New York Stock Exchange.

The Company plans to contribute the net proceeds it receives from the offering to its operating partnership in exchange for a new class of preferred units, which will have economic interests that are substantially similar to the designations, preferences and other rights of the Series B Preferred Stock. The Company, acting through its operating partnership, intends to use the net proceeds from this contribution for general corporate purposes, which may include purchases of additional properties.

The joint bookrunning managers for the offering are B. Riley FBR, Inc., BMO Capital Markets Corp., Ladenburg Thalmann & Co. Inc. and D.A. Davidson & Co. The joint lead managers for the offering are Janney Montgomery Scott LLC and William Blair & Company, L.L.C. Co-managers for the offering are Boenning & Scattergood, Inc., KeyBanc Capital Markets Inc. and National Securities Corporation.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the prospectus and the prospectus supplement, subject to completion, relating to these securities may be obtained from B. Riley FBR, Inc. You should direct any requests to B. Riley FBR, Inc., Attention: Prospectus Department, 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfbr.com; to BMO Capital Markets Corp, Attention: Syndicate Department, 3 Times Square, 25th Floor, New York, New York 10036, by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com; or to Ladenburg Thalmann & Co. Inc., Attention: Syndicate Department, 277 Park Avenue 26th Floor, New York, New York 10172. You may also obtain a copy of the prospectus and the prospectus supplement, subject to completion, and other documents the Company has filed with the Securities and Exchange Commission (the “Commission”) for free by visiting the Commission’s website at http://www.sec.gov.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 28, 2019 and all other filings with the SEC after that date. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contact

Investors and Media:

Email: investorrelations@globalnetlease.com

Phone: (212) 415-6510